Exhibit 99.1

KS BANCORP, INC.

P.O. BOX 661

SMITHFIELD, NC 27577

FOR IMMEDIATE RELEASE

Contact:	Harold T. Keen	Earl W. Worley, Jr
	President and Chief Executive Officer	Chief Financial Officer
	(919) 938-3101	(919) 938-3101

KS BANCORP, INC. ANNOUNCES PLAN TO DEREGISTER

(Smithfield, North Carolina) December 22, 2004 – KS Bancorp, Inc. (OTCBB: KSAV) announced today that its Board of Directors has approved a plan to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. This “going private” transaction would be accomplished through a reverse 1-for-200 split of the Company’s common stock to be followed immediately by a forward 250-for-1 split. If, after completion of the split transactions, KS Bancorp has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC’s proxy rules.

“In addition to anticipated cost savings resulting from the elimination of these reporting requirements, we expect that the reduced burden on management will allow our officers to focus more attention on our customers and the communities where we operate,” stated CEO Harold Keen. “Remaining an independent community bank is important to us because of what we bring to our customers and stockholders,” Mr. Keen added. “We believe that this will help us achieve our institution’s long-held goals.”

In the split transactions, stockholders with less than 200 shares of KS Bancorp common stock held of record in their name immediately before the reverse stock split will receive a cash payment equal to $24.00 per pre-split share. Stockholders holding 200 or more shares of KS Bancorp common stock immediately prior to the effective time of the reverse stock split will be issued new shares. Initially, these stockholders will receive one new share of Company common stock for every 200 pre-split shares held immediately prior to the reverse stock split. In addition, these stockholders will receive a cash payment equal to $24.00 for any fractional shares resulting from the reverse stock split. Those stockholders who continue to hold shares of KS Bancorp common stock after the reverse stock split and are not fully cashed out will subsequently receive 250 shares of KS Bancorp common stock for each share owned following the reverse stock split in accordance with the forward stock split.

The Board of Directors received a fairness opinion from its financial advisor, Triangle Capital Partners, LLC, that the cash consideration to be paid in the proposed split transaction is fair, from a financial point of view, to KS Bancorp’s stockholders. The proposed split transaction is subject to approval by the holders of a majority of the issued and outstanding shares of the Company’s common stock. Stockholders will be asked to approve the split transaction at a special meeting of stockholders, currently expected to be held in February 2005.

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KS Bancorp intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction today. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents are available. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at http://www.sec.gov. KS Bancorp will also mail a copy of the definitive proxy statement prior to the special meeting to its stockholders entitled to vote at the special meeting.

About KS Bancorp, Inc.

KS Bancorp, Inc. is a Smithfield, North Carolina-based single bank holding company. KS Bank, Inc., a state-chartered savings bank, is KS Bancorp’s sole subsidiary. The Bank emphasizes being a community bank offering traditional banking products and services through its operation of seven full service branches located in Kenly, Selma, Clayton, Garner, Goldsboro, Wilson, and Smithfield, North Carolina.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve include information about possible or assumed future results of our operations. When we use any of the words “believes”, “expects”, “anticipates”, “hopeful”, “confident” or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Company cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.

***End of Release***

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